Exhibit 99.1

                              COMPANY PRESS RELEASE

   Arete Industries, Inc. Subsidiary to Acquire a Pool of Small Producing Oil
    and Gas Interests. Colorado Oil and Gas, Inc. Buys Mineral Interests and
     Overriding Royalty Interests in Colorado, Texas, Oklahoma and Wyoming.


For Immediate Release
Friday June 24, 2005

NIWOT, Colorado, June 24, 2005 (Business Wire) Arete Industries, Inc. (OTC - Bulletin Board: ARET) announced today that its subsidiary, Colorado Oil and Gas, Inc. (COG), agreed today to purchase a pool of minor mineral interests and with producing wells operated by third parties in Colorado, Texas, Oklahoma and Wyoming from a company owned by the subsidiary's president. The purchase follows the Company's plan to buy small producing assets to provide asset value and cash flow to support further acquisition activities.

The purchase will be in the form of an assignment of these interests to COG for a price of $200,000 in the form of a secured promissory note in that amount with interest only payable monthly and a 12 month balloon payment. The effective date will be July 1, 2005.

The purchase was not at arm's length, and the mineral interests will be appraised by a third party petroleum engineer. Following receipt of the appraisal, the purchase price will be adjusted upward or downward, to a minimum of $150,000 and a maximum of $250,000. If the appraisal is less than $150,000, COG may reject the purchase, and if greater than $250,000, the price will not be adjusted above that amount. The mineral interests currently generate approximately $1,900 of income per month.

About the Company. Arete Industries, Inc., a development stage company, is a publicly traded holding company with several subsidiaries. Its subsidiary, Colorado Oil and Gas, Inc. ("COG") was formed to pursue the acquisition of small producing oil and gas properties and mineral interests, as an entry strategy to developing into a full size oil and gas company. The Company has one other subsidiary, Aggression Sports, Inc. dba Arete Outdoors, an outdoor sports equipment manufacturing company that has been inactive since 2001. The Company continues to seek other business acquisitions.

Statement as to Forward Looking Statements. Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Arete's or COG's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, COG's inability to meet the conditions to acquiring its current project including providing financing to pay the purchase price or discovery of material title or environmental defects that cannot be resolved; the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in their businesses that are detailed in their Securities and Exchange Commission ("SEC") filings.

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For Further Information Contact:

Company Contact:  Arete Industries, Inc.           Colorado Oil and Gas, Inc.
Karen Hemmerle, Corporate Communications           Bill Stewart, President
Email: ir@areteindustries.com                      Email: ir@areteindustries.com
       ----------------------                             ----------------------
Arete Industries, Inc.                             Colorado Oil and Gas, Inc.
7102 La Vista Place, Suite 100                     7260 Osceola Street
Niwot, Colorado 80503                              Westminster, Colorado 80030
Voice: 303-652-3113                                Voice:  303-427-8688
Fax: 303-652-1488
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